As filed with the Securities and Exchange Commission on February 3, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      February 3, 2003

DARLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-24620	36-2495346
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

251 O'CONNOR RIDGE BLVD., SUITE 300,    IRVING, TEXAS      75038
(Address of principal executive offices)

Registrant's telephone number, including area code:           972. 717.0300

Item 5.      Other Events.

      On February 3, 2003, Darling International Inc. (the "Company") announced that the Company's Board of Directors unanimously appointed Randall Stuewe to the Company's Board of Directors and elected Mr. Stuewe as Chairman of the Board. The Company also entered into an employment agreement with Mr. Stuewe, pursuant to which Mr. Stuewe has agreed to serve as the Company's Chief Executive Officer. Prior to appointing Mr. Stuewe to the Company's Board of Directors, The Board of Directors unanimously approved an increase in the size of the Board of Directors from five to six members.

      A copy of the employment agreement between the Company and Mr. Stuewe has been filed as Exhibit 10.1 to this report and is incorporated by reference herein. A copy of the Company's press release, dated February 3, 2003, announcing the foregoing has been filed as Exhibit 99.1 to this report.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

10.1	Employment Agreement, dated as of February 3, 2003, between the Company and Randall Stuewe.

99.1	Press Release dated February 3, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.
Registrant

Date: February 3, 2003	By: /s/ John O. Muse John O. Muse Executive Vice President Finance and Administration

EXHIBITS INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of February 3, 2003, between the Company and Randall Stuewe.

99.1	Press Release dated February 3, 2003.